UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2016
Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)
Florida
(State or other jurisdiction of incorporation)

001-13619 (Commission File Number)	59-0864469 (I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code (386) 252-9601
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Performance Stock Award Grants

On March 23, 2016, the Compensation Committee authorized and approved grants of shares of performance-based restricted stock under the 2010 Stock Incentive Plan to, among others, certain of the Company's named executive officers. Certain of these restricted shares (collectively, the “PSA Shares”) are subject to certain performance, employment, change of control, and death and disability conditions, and will vest on March 23, 2021. The amounts of PSA Shares granted to the Company's named executive officers are as follows: J. Powell Brown - 26,430; R. Andrew Watts - 10,572; Charles H. Lydecker - 6,766; J. Scott Penny - 6,766; and Anthony T. Strianese - 10,572.

A copy of a form of the Performance Stock Award Agreement pursuant to which these grants were made is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Restricted Stock Award Grants

On March 23, 2016, the Compensation Committee also authorized and approved grants of shares of time-based restricted stock under the 2010 Stock Incentive Plan to, among others, certain of the Company's named executive officers. Certain of these restricted shares (collectively, the “RSA Shares”) are subject to certain employment, change of control, and death and disability conditions, and will vest on March 23, 2021. The amounts of RSA Shares granted to the Company's named executive officers are as follows: J. Powell Brown - 8,810; R. Andrew Watts - 3,524; Charles H. Lydecker - 2,255; J. Scott Penny - 2,255; and Anthony T. Strianese - 3,524.

A copy of a form of Restricted Stock Award Agreement, pursuant to which these grants were made, is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed herewith:

10.1	Form of Performance Stock Award Agreement under the 2010 Stock Incentive Plan
10.2	Form of Restricted Stock Award Agreement under the 2010 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016

BROWN & BROWN, INC.

By: /s/ Robert W. Lloyd

Robert W. Lloyd
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Performance Stock Award Agreement under the 2010 Stock Incentive Plan
10.2	Form of Restricted Stock Award Agreement under the 2010 Stock Incentive Plan